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                                                                     EXHIBIT 10a



                              MANAGEMENT AGREEMENT

         THIS AGREEMENT, is entered into by and between MURRAY INCOME PROPERTIES I, LTD. (herein referred to as "Owner") and CAVENDER & HILL PROPERTIES, INC., (herein referred to as "Manager".)

                                  WITNESSETH:

         In consideration of the covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                      APPOINTMENT AND AUTHORITY OF MANAGER

1.1 APPOINTMENT: Owner hereby appoints Manager as the managing and leasing agent for the real property more fully described in Exhibit "A" attached hereto, together with the buildings, fixtures and other improvements now or hereafter to be situated thereon (collectively the "Premises"). Owner hereby authorizes Manager to exercise such powers with respect to the Premises as may be necessary for the performance of Manager's obligations under the terms of this Agreement and Manager accepts such appointment under the terms and conditions hereinafter set forth (for a term as provided in Article VIII). Manager shall have no right or authority, expressed or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided herein.

1.2 COMMENCEMENT DATE: Manager's duties and responsibilities under this Agreement shall commence on July 1, 1996 and shall continue until termination as provided under Article VIII.

                                   ARTICLE II
                              MANAGER'S AGREEMENTS

2.1 GENERAL RESPONSIBILITY: Manager, on behalf of Owner, shall implement, or cause to be implemented, the decisions of Owner with respect to the Premises and shall conduct the ordinary and usual business affairs of Owner as provided in this Agreement. Manager agrees to use its best efforts in the management, operation, and leasing of the Premises and to comply with such instructions and policies as may be reasonably requested by Owner.

2.2 INDEPENDENT CONTRACTOR: Manager covenants and agrees to perform the services covered under this Agreement and Owner authorizes Manager to perform such services on behalf of Owner. The Manager in performance of its duties under this Agreement is an Independent Contractor and it is expressly understood and agreed that payments hereunder shall be payments by Owner to Manager as an Independent Contractor and not as an employee, partner or joint venturer of Owner.






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                                  ARTICLE III
                              SERVICES OF MANAGER

3.1 FOR OWNER'S ACCOUNT: The services of Manager in performing its duties and providing services pursuant to this Agreement shall be for the account of Owner. Owner agrees to be responsible for all costs, expenses, and disbursements incurred by Manager under the terms of this Agreement in providing management, operational, and leasing services hereunder, such as, but not limited to: contracts for cleaning and janitorial services, landscaping, maintenance services, supplies and equipment, , telephone, postage, overnight delivery (except for delivery of monthly management reports), office supplies and equipment, salaries, wages and related costs of those engaged exclusively (except as to leasing agents and brokers) in the management, operations, and leasing of the premises. The Manager will not incur any expenses or make any expenditure except as expressly permitted in this Agreement.

3.2 STANDARDS: Manager shall manage, operate, and maintain the Premises at an acceptable level of management and operation which shall include maintaining the building in a clean, safe, operable, attractive condition comparable to other buildings located in the San Antonio area unless otherwise directed by Owner. The Manager shall also act in a fiduciary capacity with respect to the proper protection of and accounting for the Owner's assets in respect to the Premises of which Manager is in possession or which are subject to the control and management of Manager pursuant to the terms of this Agreement.

3.3 FINANCIAL REPORTS AND RECORDS: Manager shall maintain adequate and separate books and records for the Premises. Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft or fraudulent activity.

                 (a) Manager shall account for the Premises in accordance with accrual basis accounting principles applied in a consistent manner.

                 (b) Manager shall provide a chart of accounts, in accordance with industry standard, for all income and expense categories required to account for the operation of the Premises.

                 (c) Manager shall provide Owner with the following reports:

                                  i)       General Ledger;
                                  ii)      Project Cash Flow with account
                                           detail;
                                  iii)     Project Summary Report with tenant
                                           detail;
                                  iv)      Aged Receivables Report with tenant
                                           detail including past due rent and
                                           lease related charges;
                                  v)       Bank Reconciliation which will
                                           contain a copy of the bank statement
                                           and the book statement as support
                                           for the






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                                           balances;
                                  vi)      Invoice copies paid on Owner's
                                           behalf by Manager that were reported
                                           as activity on the Project Cash
                                           Flow;
                                  vii)     Budget Variance Explanation Report;
                                  viii)    Balance Sheet; and
                                  ix)      Copies of all checks.

                          All reports will be prepared with a cut off date as of the 25th day of the previous month. Each report will be prepared on a monthly basis containing year-to-date information, and will be rendered to Owner on or before the 10th day of each month.

                 (d) Owner or its representatives may conduct examinations upon 24 hour notice, during business hours, of the books and records maintained for Owner by Manager and such books and records shall be deemed owned by Owner. Owner also may perform any and all additional audit tests relating to Manager's activities; provided such audit tests are related to those activities performed by Manager for Owner. Any and all such audits shall be at the sole expense of Owner unless (i) an audit is performed during the existence of an incurred default by Manager under the terms of this Agreement, or (ii) any audit performed by Owner discloses an error of five percent (5%) or greater of audited total revenues or total expenses, in which event the cost of the audit shall be borne by Manager.

3.4 BUDGETS: Manager shall for each calendar year prepare and submit to Owner a proposed Operating Budget and a proposed Capital Budget for the 1) management, operation, and leasing of the Premises and 2) the replacement, repair and maintenance of equipment or improvements of a capital nature on or about the Premises. The budget will contain estimated monthly cash flows showing estimated income, operating expenses (including management fees), capital expenditures and other non-recurring items. Also to be included with the budget will be a list and explanation of assumptions used in arriving at projected leasing activity and rates, expenses and capital expenditures. Each proposed budget for the succeeding calendar year shall be presented to the Owner no later than September 30th of the preceding year or as to the initial budgets, no later than sixty (60) days after the commencement date of this Agreement.

                 (a) If the proposed Operating and Capital Budgets are acceptable to Owner, Owner shall so notify Manager within sixty (60) days after Owner's receipt of the proposed budget. The proposed Operating Budget when approved shall then become the Approved Operating Budget for purposes of this Agreement.

                 (b) The Approved Operating Budget shall constitute an authorization for Manager to expend necessary monies to manage, operate and lease the Premises. Any such authorization to expend money shall be limited to






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                          monies specifically set forth with the approved
                          budget.

                 (c) The Capital Budget, when approved, shall constitute an authorization for Manager to expend necessary monies to implement the items called for in this budget for the Premises. Any such authorization to expend money shall be limited to monies specifically set forth in the approved budget.

                 (d) Notification and approval of major capital expenditures will be required before work is begun. Bids showing the dollar amount will be required, as well as a proposed work schedule. Periodic reports on work progress, either verbal or written, will be provided as requested.

3.5 BANK ACCOUNT: Manager shall establish a separate bank account for the Premises (the "Operating Account"). Said bank account shall be styled to include the name of the project that the Operating Account was established for.


                 (a) Manager shall deposit all revenues and reimbursements from tenants into the Operating Account.

                 (b) Manager shall pay all invoices on a monthly basis, from the operating account.

                 (c) Owner shall authorize Manager to pay invoices from the Operating Account.

                 (d) Owner shall be an authorized signatory on the Operating Account.

                 (e) On or before the 10th of each month, Manager shall disburse from the Operating Account any remaining cash balance in excess of One Thousand Dollars ($1,000). The disbursement shall be made via wire transfer to Owner's designated bank account accompanied by faxed verification to the Owner of the wire transfer.

                  (f) Owner shall fund the Operating Account, to the extent that it becomes overdrawn through payments made by Manager on Owner's behalf, on or before the tenth working day following the Manager's request for funding. The primary purpose of this subsection is to provide a policy for payment of property taxes and capital improvements if requested by Owner.

3.6 EMPLOYEES: Manager shall have in its employ at all times sufficient number of capable employees to properly, safely, and economically manage, operate and maintain the Premises. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the responsibility of Manager.

                 (a) Manager shall fully comply with all applicable laws and regulations






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                          having to do with worker's compensation, social
                          security, unemployment insurance, hours of labor, wages, working conditions under Manager's control and other employer-employee related subjects. Manager represents that it is and will continue to be an Equal Opportunity Employer.

                 (b)      Employees of Manager:

                          (i) Manager, as an independent contractor, has the authority to control and direct the management, operation, and leasing of the Premises. The payments provided under this Agreement for the performance by Manager hereunder shall be payments by Owner to Manager as an independent contractor and not as an employee.

                          (ii) All persons employed at the expense of the Owner in connection with the management, operation, and leasing of the Premises shall be employees of the Manager or such consultants, independent contractor or contractors as may be retained by Manager.

                 (c) Executive Personnel: Notwithstanding anything in the foregoing to the contrary, it is agreed that from the compensation to be paid Manager pursuant to the terms of this Agreement, Manager shall be required to bear the costs of all salaries of Manager's home office executive and management personnel.

                 (d) No general, administrative or overhead costs of Manager's Home Office shall be passed through to Owner except as specifically stated herein.

                 (e) If Manager hires on site personnel, leasing agent(s) and property manager(s) shall be selected requiring the approval of said personnel by Owner as well as the Manager.

3.7 COLLECTION OF RENTS AND OTHER INCOME: Manager shall use diligent efforts to collect all rents and other charges which may become due from others for services provided in connection with the use of the Premises. Manager shall identify and collect any income due Owner for miscellaneous services provided to tenants or to the general public including, but not limited to, income from parking, tenant storage and vending machines.

                 (a) Termination of Lease: Manager cannot and may not terminate any lease, lock out a tenant, institute suit for rent or for the possession of the Premises without the prior approval of Owner. Expenses actually incurred by Manager in bringing such approved suit or any other appropriate action will be borne by the Owner. Manager shall not write off any income items without the prior approval of Owner. Receipts for Owner are to be distributed to Owner by Federal Reserve Bank wire transfer or check to a






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                          bank designated by owner.

3.8 MAINTENANCE, REPAIRS, ALTERATIONS: Manager shall initiate and supervise all ordinary and extraordinary repairs, decorations, and alterations on or about the premises, including (i) repairs or alterations which Owner is required to make pursuant to the terms of tenant leases and (ii) the administration of a preventative maintenance program for all mechanical, electrical and plumbing systems and equipment.

                 (a) Operations and Maintenance: Manager shall undertake and supervise all operational activities of the Premises such as, but not limited to: janitorial and cleaning work, window washing, metal and marble maintenance; patrols of the premises; landscaping; elevator and escalator maintenance; operation of the central plant and other HVAC and electrical equipment; a preventative maintenance program; and any other maintenance and repair activity to ensure operation of a quality office building for Owner and the tenants.

                 (b) Emergency Repair and Approved Repair Cost: With respect to any expense not itemized in the Approved Operating budget, no single expenditure for any repair shall exceed two thousand five hundred dollars ($2,500) without the prior written approval of Owner, with the exception of emergencies relating to life support systems, building safety or other emergencies threatening damage to persons or to the Premises. Manager may make such emergency repairs as is necessary, at the Owners expense, and shall notify Owner within twenty-four (24) hours after the occurrence of an event of an emergency nature, the nature of the remedy implemented by Manager, and the cost of implementing such remedy. Actual and reasonable expenses for materials and labor for such purposes will be paid for from the Operating Account or by Owner.

3.9 CAPITAL EXPENDITURES: The Approved Capital Budget constitutes the authorization for Manager to proceed with obtaining bids for capital improvements covered by the Approved Capital Budget. Any capital expenditures in excess of five thousand dollars ($5,000) shall require at least two (2) bids and any capital expenditure in excess of ten thousand dollars ($10,000) shall require at least three (3) bids.
         With respect to the purchase and installation of major items of new or replacement equipment and/or materials, when the cost exceeds three thousand dollars ($3,000) for any one item not included in the Approved Capital Budget, the Manager shall recommend to the Owner the purchase of such when Manager believes such to be necessary or desirable and shall obtain Owner's approval prior to purchase. Owner may pay for capital expenses from its own resources or may authorize payment by Manager out of the Operating Account. Manager shall identify any related parties contracted for work on Owner's property.

3.10 SERVICE CONTRACTS: Manager shall arrange on behalf of Owner for the cleaning, maintenance and services needed by the Property, but shall not enter into any contract or






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         obligation in connection with the management, operation, and maintenance of the Premises that is not included in the Approved Operating Budget without the prior written authorization of Owner. As a condition to obtaining authorization, Manager shall supply Owner with a copy of the proposed contract and shall state to Owner the relationship, if any, between Manager and the party proposed to supply such goods and/or services. If the bid is from a related party, it must be accompanied by two (2) independent bids for the same work.

         Each such service contract entered into by Manager shall not extend for more than one year, and shall include a provision of cancellation thereof upon not more than thirty (30) days written notice and without payment of any cancellation fee, unless otherwise approved in writing by Owner, and shall require that all contractors provide evidence of sufficient insurance. All service contracts are entered into by Manager for the account and in the name of Owner and the funds necessary to pay for the services so obtained shall be paid from the Operating Account with funds advanced by Owner.

         As part of the annual review of service contracts, two (2) bids must be procured from vendors for each type of service needed.

3.11 COMPLIANCE WITH LAWS: Manager shall not in the performance of its services hereunder violate any federal, state, municipal or other governmental law, ordinance, rule or regulation, and Manager shall use reasonable efforts to cause all such acts and things to be done, at the Owner's expense, to comply with any and all such law, ordinance, rule or regulation affecting the Premises. Manager shall immediately notify (within a 24 hours period) Owner of any known violation of any federal, state or municipal or other governmental law, ordinance, rule or regulation due to the structure or condition of the Premises or the use made thereof by any tenant, occupant, or employee. If the expense of remedying any such violation is less than Five Thousand Dollars ($5,000.00), Manager may, (but shall have no obligation to) remedy such violation and the expenses thereof shall be paid from the Operating Account. If the expense of remedying such violation exceeds such amount, Manager shall not take any action with respect to such violation except to notify Owner and await Owner's written instructions. Manager shall not in performance of its services hereunder knowingly violate, and shall comply in all material respects with the terms of, any ground lease, space lease, mortgage, deed of trust or other security instrument binding on or affecting any of the Premises, provided that true and complete copies of such documents have been delivered to Manager or Owner has otherwise disclosed such terms to Manager, in writing. In the event of a conflict between the terms of any such documents and the terms of this Agreement, Manager shall not take any action except to notify Owner and await Owner's written instructions. Manager shall not be required to make any payment or incur any liability in order to comply with any such terms or conditions of any such instruments.

3.12 NOTIFICATION OF LITIGATION: If Manager shall be apprised of any claim, demand, suit or other legal proceeding made or instituted against Owner on account of any matter connected with the Premises, Manager shall give Owner all information in its possession






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         in respect thereof, and shall assist and cooperate with Owner in all reasonable respects in the defense of any such suit or other legal proceeding.

3.13 LEASING: Manager shall list and offer for Owner's account, for rental, all space in the Premises that is available for lease and use diligence to obtain desirable tenants. Manager is authorized, at Owner's expense, (which expense shall be itemized in the approved Operating Budget) to advertise the Premises, to prepare and secure marketing plans, descriptive material and other forms of advertising, and to list the Premises with brokers who shall be paid by Owner for space leased in accordance with commission schedule set forth in Exhibit "C" attached hereto. All commissions shall be paid in accordance with Exhibit "C" or pursuant to the applicable agreement previously approved by Owner. Owner shall be entitled to approve any brokerage agreement that contemplates commissions which are not in conformity with Exhibit "C". Manager may employ, at the expense of Owner (such expense shall be itemized in the approved Operating Budget) a space planner on a contract basis to prepare layouts and to provide working drawings to the on-site manager for assistance in construction of leased space.

                 (a) Inquiries: All inquiries concerning leases, renewals, expansions, extensions or continuations of tenancy, for space in the Premises or any part thereof, shall be referred to the Manager. Manager will also keep Owner advised of all space in the building available for subleasing.

                 (b) Negotiations: All negotiations connected with the foregoing shall be conducted by or under the direction of the Manager subject to the terms of this Agreement.

                 (c) Consent of Owner: Without the prior written consent of Owner, no lease will be entered into for space in the Premises which does not comply with the leasing parameters agreed to by Owner and Manager. Furthermore Owner shall have the right of involvement in any inquiries, negotiations or other matters concerning the leasing of space. Upon execution by lessee of any new lease, lease modification, lease renewal, etc., Manager will execute lease on Owner's behalf after receipt of Owner's approval.

                 (d) Parameters: The leasing parameters, attached hereto as Exhibit "D", shall be deemed approved by Owner but may, from time to time, be changed and/or amended by agreement between Owner and Manager. Leases shall be drawn by Manager on the lease form reasonably consistent with the form attached as Exhibit "E".

                          (i) Annual marketing plans are to be prepared by January 1st of each year, discussing marketing and leasing strategies for the coming year.

                          (ii) Quarterly updates are to be provided either in a written format or verbal format at the Owner's request.






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                          (iii)   Owner will be provided, if requested, a
                                  summary of lease negotiations before a lease document is presented to the prospective tenant.

                                   ARTICLE IV
                                   INSURANCE

4.1 MANAGER'S INSURANCE: Manager shall secure and maintain with one or more insurance companies, reasonably satisfactory to Owner, worker's compensation and employer's liability insurance covering all employees of Manager in accordance with State law. Manager shall provide non-owned or hired automobile liability insurance with bodily injury limits of not less that One Million Dollars ($1,000,000) per person and Two Million Dollars ($2,000,000) per accident and property damage limits of not less than Two Hundred Fifty Thousand Dollars ($250,000) per event. Owner will be named an additional insured on Manager's policy. Manager shall furnish satisfactory evidence of the foregoing insurance to Owner.

4.2 OWNER'S INSURANCE: Owner, at its own expense, will maintain and keep in force, fire and extended coverage insuring against physical damage to any of the Premises in amounts at least sufficient to prevent Owner from becoming a co-insurer under such policies. Owner, at its own expense, shall obtain and keep in force comprehensive general liability insurance insuring against loss, damage or injury to property or persons which might arise out of the occupancy, management, operation, or maintenance of the Premises with bodily injury of no less than One Million Dollars ($1,000,000) per person and property damage not less than Five Hundred Thousand Dollars ($500,000) per occurrence. Manager will be named an additional insured on all liability policies. Owner and Manager agree that in the event the Premises sustain a loss by reason of fire or other casualty which is covered by fire and extended coverage insurance or other physical damage insurance and such fire or casualty is caused in whole or in part by the acts or omissions of Manager, its agents, servants, or employees then Owner agrees to look solely to its insurance proceeds and Owner shall have no right of recovery against Manager or its agents, servants or employees, and no third party shall have any right of recovery against Manager, its agents, servants, or employees by way of subrogation provision between Manager and Owner shall be disclosed to Owner's insurer. This provision shall apply with respect to any policies presently maintained or that may hereafter be acquired by Owner. Within thirty days following contract commencement, Owner will provide a certificate to Manager showing all requirements set forth in this section.

4.3 HOLD HARMLESS: Owner agrees (1) to indemnify, hold and save Manager free and harmless from any claim for damages or injuries to persons or property resulting from: (a) Manager carrying out the provisions of this Agreement or acting under the direction of Owner, (b) Owner's failure or refusal to comply with or abide by any rule, order, determination, ordinance or law of any federal, state or municipal authority, (c) Owner's failure or refusal to comply with or abide by or perform its obligations set forth in this






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         Agreement, (d) any latent building defects or other defect or dangerous condition which a visual inspection would fail to disclose or any unsafe or dangerous condition or characteristic of the Premises resulting from the design or initial construction of the Premises (including, but not limited to security systems, door locks, location of trash receptacles, ingress and egress routes and recreational structures), (e) any defects, conditions or situations with respect to the Premises which Manager has disclosed to Owner and requested Owner's permission to correct or rectify, (f) the willful misconduct or criminal activity of any third person or agency, except as to Manager and its employees, with respect to the Premises or any tenant thereof or (g) the negligent or intentional acts of Owner or Owner's representatives, officers, employees and agents; and (2) to defend promptly and diligently, at Owner's sole expense, any claim, action or proceeding brought against Manager and/or Manager and Owner, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Manager from any judgment, loss or settlement on account thereof. The indemnity herein set forth is for the sole and exclusive benefit of Manager and is not assignable to, nor shall inure to the benefit of, by subrogation or otherwise, any third party, including but not limited to any party providing insurance coverage to either Owner or Manager.

         Nothing in this paragraph shall relieve the Manager from the negligent or willful acts of Manager, its agents, servants, and/or employees.

4.4 CONTRACTOR'S INSURANCE: Manager shall require all contractors and subcontractors performing work on, in, or about the Premises, to carry workmen's compensation and employer's liability insurance in accordance with the laws of the State. Contracts shall also provide comprehensive general (including contractual liability coverage) and now-owned or hired automobile liability insurance, of not less than Five Hundred-Thousand Dollars ($500,000) per person and One Million Dollars ($1,000,000) per accident, and property damage limits of not less that Fifty Thousand Dollars ($50,000).

                                   ARTICLE V
                                     TAXES

5.1 REAL PROPERTY, AD VALOREM OR OTHER TAXES: If requested by the Owner, Manager shall pay on Owner's behalf any and all real property, ad valorem or other taxes and assessments, but not State or Federal Income Taxes levied against any or all of the Premises. The cost thereof shall be borne by Owner and paid by Manager from the Operating Account. Manager shall not make any payments on account of mortgage, deed of trusts, or other security instruments, if any, affecting the Premises. At Owner's request and expense, Manager will retain an independent property tax consultant to negotiate the property value to obtain the most favorable assessments.






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                                   ARTICLE VI
                           RESPONSIBILITIES OF OWNER

6.1 In order for Manager to set-up and establish operations, Owner shall provide to Manager such information, documents and certificates regarding the Premises as Manager shall reasonably request, including, but not limited to, the following to the extent available:

                 (a)      A current and complete rent roll.
                 (b) An Operating Budget and Capital Budget for the past and current calendar year.
                 (c) Income Cash Flow Report and Variances from Budget for prior and current calendar year.
                 (d)      A current list of all employees, title,
                          salaries/wages.
                 (e) A current list of brokers actively engaged in leasing the Premises.
                 (f) Copies of lease documents for all leases currently in force.
                 (g)      All leases currently in dispute or litigation.
                 (h) All files on any litigation and/or disputes regarding any and all matters, including, but not limited to: parts, equipment, furnishings, real property, easements, taxes, third party contracts, employer-employee relations, and the like.
                 (i) Legal descriptions of the Premises and any improvements.
                 (j)      Site plans and specs.
                 (k) An inventory of Owner's personal property on Premises, all tools, equipment, and supplies.
                 (l)      List of vendors.
                 (m) All pertinent books and records relating to the management, operation and leasing of the Premises.
                 (n)      Third party contracts in force.
                 (o) Mortgagees name and addresses; lien holders, and the like.

6.2 The above and any and all books and records are and shall remain the property of Owner but shall be made available to Manager for its use and knowledge in assuming the duties and responsibilities of Manager under this Agreement.

                                  ARTICLE VII
                             MANAGER'S COMPENSATION

7.1  MANAGEMENT FEE:  See Exhibit "B".

7.2  GROSS REVENUES:

                 (a) For the purposes of computing the Management Fee, Gross Revenues shall mean the total monthly collections received from the Premises, including all rents paid by tenants, including escalations; operating expense pass throughs; income from the operation of concessions; parking revenues;






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                          payments for lease cancellations less lease
                          acquisition costs; security deposits applied to the payment of rent after tenant defaults or, applied to the lease for any rent and any other income derived from the utilization or operation of the Premises.

                 (b) Gross Revenues shall exclude all other sources of revenue including but not limited to:

                                  (i)      Reductions in the security deposits
                                           returned to tenants due to damage
                                           resulting from tenant misuse of or
                                           damage to the Premises.

                                  (ii)     Receipt arising out of the sale of
                                           assets, settlement of fire losses or
                                           liability claims, condemnation
                                           proceeds or items of a similar
                                           nature.

                                  (iii)    Rebates, discounts or other credits
                                           received by the Manager incident to
                                           purchases, contractors or other
                                           arrangements entered into pursuant
                                           to this Agreement for the account of
                                           Owner, which items shall accrue
                                           solely to the benefit of the Owner.

                                  (iv)     Rents that have been abated (free
                                           rent).

                                  (v)      Interest Income.

                                  (vi)     Credits to tenants for escrows of
                                           operating expenses in excess of
                                           actuals.

7.3 COMPENSATION OF MANAGER FOR LEASING: Compensation for the negotiation and consummation of a lease or renewal in the project is scheduled in Exhibit "C".

7.4 COMPENSATION OF MANAGER FOR CONSTRUCTION SERVICES: Manager shall receive a construction supervision fee in accordance with the schedule below. Such fee shall be due and payable on completion of the construction activities. Manager shall not receive a fee for supervision or construction management to cosmetic changes (painting, wall papering, painting, etc.) of tenant space.

                 Construction Cost                 Fee
                 -----------------                 ---
                 $0 - $7,500                       0%
                 $7,501 - $25,000                  5%
                 $25,001 +                         3%

7.5 The cost of the property manager shall not be a direct cost of the property.






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

                                  ARTICLE VIII
                              TERM AND TERMINATION

8.1 TERM: This Agreement shall commence July 1, 1996 (the "Commencement Date") and shall continue for a period of twelve (12) months and thereafter on a month-to-month basis, but may be terminated with or without cause by Owner or Manager upon no less than thirty (30) days advance written notice from the party so terminating.

8.2 TERMINATION ON SALE: Anytime that Owner shall sell, transfer, or convey title to all or substantially all of the Premises to a bona-fide, non-related party, either party may terminate this Agreement immediately upon written notice to the other party.

8.3 TERMINATION BY DEFAULT: Notwithstanding anything to the contrary set forth herein, in the event Owner or Manager shall default, with respect to any material covenant, term or provision of this Agreement, and the same shall not be cured or corrected within thirty (30) days following the receipt of the written notice from the non-defaulting party specifying the nature of such default, then the party not in default may terminate this Agreement upon ten (10) days written notice to the defaulting party. No notice shall be required and no fee shall be payable as set forth in Section 8.2 in the event Owner elects to cancel for "Cause."

8.4 TERMINATION FOR CAUSE: For purposes of this Agreement "Cause" shall mean the occurrence of any of the following:

                 (a) Any default, by Owner or Manager, which is not cured or corrected in accordance of the provisions of
                          Section 8.3 above.

                 (b) Termination By Bankruptcy: If a petition for bankruptcy, reorganization or rearrangement is filed under state or federal insolvency statutes by or against Manager or Owner, or either party shall make an assignment for the benefit of creditors or take advantage of any insolvency act, then the party not seeking credit or relief may terminate this Agreement upon ten (10) days written notice to the other party.

                 (c) Fraud: In the event Manager should commit fraud against Owner or be convicted of an illegal act.

                 (d) Ownership Change: In the event that more than fifty percent (50%) of the beneficial ownership of Manager is transferred to persons or entities who are not Cavender & Hill Properties, Inc. or Cavender & Hill properties, Inc. affiliated employees or partners.

8.5 MANAGER'S OBLIGATIONS AFTER TERMINATION: Upon the termination of this Agreement Manager shall:

                 (a) Deliver Records. Deliver to Owner, or such other person or persons designated by Owner, copies of all books and records of the Premises and all funds in the possession of Manager belonging to Owner or received by Manager pursuant to the terms of this Agreement.

                 (b) Assignment. Assign, transfer or convey to such person or persons as may be designated by Owner all service contracts and personal property relating to or used in the operation and maintenance of the Premises, except any personal property which was paid for and is owned by Manager.

                 (c) Termination of Obligations: Rights to Compensation. Upon any termination pursuant to this Article VIII, the respective obligations of the parties hereto shall cease as of the date specified in the notice of termination provided Manager shall be entitled to receive any and all compensation which may be due Manager hereunder at the time of such termination or expiration.

                          (i) Such compensation shall include any fees set forth in Article VII above (whether Management Fees or otherwise) prorated to the date of termination, together with leasing commissions on signed leases due Manager for leasing activities through the date of termination.

8.6      FINAL ACCOUNTING:

                 (a) Manager shall, within twenty (20) days of the date of expiration or termination of this Agreement, deliver to Owner the following:

                                  (i) An accounting reflecting the balance of income and expenses of the Premises to the date of termination or expiration of the Agreement.
                                  (ii)     Any balance of monies of Owner then
                                           held by Manager.
                                  (iii)    All executed leases, receipts for
                                           deposits, insurance policies, unpaid
                                           bills, correspondence and other
                                           documents, books and records, which
                                           are the property of Owner in the
                                           possession of Manager.

                 (b) Manager shall warrant that the reports given to Owner are accurate.

                 (c) Owner shall have sixty (60) days from the date Manager delivers the foregoing to Owner within which to deliver to Manager a written statement approving or disapproving, as the case may be, the foregoing as:

                                  i) a correct accounting of the time and expenses of the

                                           Premises;
                                  ii)      the correct balance of monies of
                                           Owner then held by Manager; and
                                  iii)     receipt of all executed leases,
                                           receipts of deposits, insurance
                                           policies, unpaid bills,
                                           correspondence, other documents,
                                           books and records which are the
                                           property of Owner.

                          In the event of a disapproval, Owner shall set forth in reasonable detail why such approval cannot be given, including any inaccuracy in said account.
                          Upon receipt of said written approval, or upon the expiration of said sixty (60) day period in the event such approval is not given, Manager shall be deemed to have fully performed all of its obligations under this Agreement and shall be fully released by Owner from any and all liability and obligation to Owner under this Agreement and the performance thereof by Manager and Owner shall thereupon be fully released from all liability and obligations to Manager under this Agreement.

                                   ARTICLE IX
                            NOTICES AND ASSIGNMENTS

9.1 NOTICES: All notices, demands, consents, and reports provided for in this Agreement shall be in writing and shall be given to Owner or Manager at that address set forth below or at such other address as they individually may specify thereafter in writing:



                 OWNER:           Murray Income Properties I, Ltd.
                                  299 South 9th Street
                                  Suite 203
                                  Oxford, Mississippi 38655
                                  Attn:    Brent Buck

                 with copy to:    Murray Income Properties I, Ltd.
                                  5550 LBJ Freeway
                                  Suite 675, Lock Box 6
                                  Dallas, Texas 75240
                                  Attn:    Mitchell L. Armstrong

                 MANAGER:         Cavender & Hill Properties, Inc.
                                  900 Isom Road
                                  Suite 306
                                  San Antonio, Texas  78216
                                  Attn:    Alex H. Yount

         Any such notice or other communication shall be deemed received immediately upon delivery in person or three (3) days after being deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid, addressed to the foregoing address. Such notices, demands, consents, and reports may also be delivered by any other method or means permitted by law and providing proof of delivery.

9.2 ASSIGNMENTS: This Agreement and all rights hereunder shall not be assignable by Manager. Subject to the foregoing limitations on assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Whenever in this Agreement, a reference is made to any of the parties hereto, such reference shall be deemed to include a reference to the successors and assigns of such parties.

                                   ARTICLE X
                                 MISCELLANEOUS

10.1 CONSENT AND APPROVALS: Owner's consent or approval may be given only by representatives of Owner from time to time designated in writing by a duly authorized representative of Owner.

10.2 PRONOUNS: The pronouns used in this Agreement that referred to Manager shall be understood and construed to apply whether the Manager be an individual, co-partnership, corporation or an individual or individuals doing business under a firm or trade name.

10.3 AMENDMENTS: Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be null and void unless made by the parties in writing.

10.4 HEADINGS: All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

10.5 REPRESENTATIONS: Manager represents and warrants that it is qualified to manage the Premises and perform all obligations assumed by Manager hereunder. Owner has clear title to the property or necessary authority to enter into this management and leasing agreement.

10.6 COMPLETE AGREEMENT: This Agreement supersedes and takes the place of any and all previous management agreements for the Premises entered into between the parties hereto.

10.7 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on June 30th, 1996

OWNER:                                      MANAGER:

MURRAY INCOME                               CAVENDER & HILL
PROPERTIES I, LTD.                          PROPERTIES, INC.

By:  Murray Realty Investors VIII, Inc.
Its: General Partner


     By: /s/ BRENT BUCK                     By: /s/ J. MARK CAVENDER
        -------------------------------        -------------------------------
             Brent Buck                                J. Mark Cavender

     Title:  Executive Vice President       Title:  President

                                   EXHIBIT A
                          DESCRIPTION OF REAL PROPERTY


That certain tract of land situated in the County of Bexar, State of Texas and more particularly described as follows:

         Lot 1, Castle Hills City Block 219, Castle Hills, Bexar County, Texas.


         Tax Parcel Number:  05778-000-0150

                                   EXHIBIT B
                                MANAGEMENT FEES

The Owner shall pay Manager a monthly management fee in an amount equal to Four percent (4%) of the monthly Gross Revenues (defined under Section 7.2 of the agreement) for the preceding month with a minimum fee of $750 per month.

                                   EXHIBIT C
                              LEASING COMMISSIONS

A.       LEASES

         Commissions shall be payable in accordance with the following payment schedule and rates:

         1.      Payment Schedule of Commissions:

                 (a)      New Leases and Expansions:

                          i. One-half (1/2) upon execution of a lease or expansion agreement by Owner and the tenant (if required) and, Owner's receipt of any security deposit required by the lease and the first month's rent under the lease.

                          ii. One-half (1/2) upon the actual occupancy and acceptance by such tenant of the leased premises or expansion space.

                 (b) Renewals or Extensions. The total commission payable for a renewal or extension of a lease shall be due upon execution of the renewal or extension agreement by Owner and the tenant and, Owner's receipt of any additional security deposit required by the renewal or extension agreement.

         2.      Rates:

                 (a) Except as provided in paragraph B.2 below, all leases and expansions not involving third-party brokers, four percent (4%) of the total base rent less the exclusions described below.

                 (b) Except as provided in paragraph B.2 below, all leases and expansions involving third-party brokers, two percent (2%) of the total base rent less the exclusions described below to Broker and four percent (4%) of the total base rent, less the exclusions described below to the third party broker.

B.       TERMS AND CONDITIONS:

         The above payment schedule and rates are subject to the following terms and conditions:

         1.      Term of More than 10 Years:

                 If a lease term (including any and all renewal periods) is in excess of ten (10) years, then no commission shall be paid for that period following the tenth (10th) anniversary of the lease commencement date.

         2.      Renewal or Extension of Lease:

                 If a lease for which a commission is payable hereunder is renewed or extended then Owner shall pay a leasing commission, with respect to the term of the extension, equal to one half of the commission that would otherwise be payable hereunder, and no other sums shall be owed with respect to such lease.
                 No commissions shall be payable hereunder with respect to renewals or extensions of leases after the expiration or termination of the Term of this Agreement except as provided for in Paragraph 3.2.

         3.      Exclusions from Commissionable Base Rent:

                 The following shall be excluded from commissionable base rent under any lease:

                 (a) Escalations in excess of the original base rent for each year, as stated in the lease, including, without limitation, escalations resulting from increases in ad valorem/real estate taxes, in operating expense pass-throughs and/or in the Consumer Price Index or similar index resulting in a corresponding increase to the base rental (if applicable).

                 (b) Rentals credited to any tenant by reason of lease takeover or lease pick-ups and/or Owner take-back or subleasing.

                 (c) Additional rentals for special tenant services above and over Owner's customary tenant services.

                 (d) Cancellation or penalty payments for termination rights.

                 (e)      Late payment charges.

                 (f)      Payments for parking.

                 (g)      Percentage rental in the case of retail leases.

                 (h) Cash credits, payments, deferments or abatements of rent, tenant improvement costs and allowances or other concession items.

                 (i) Security deposits (including any amounts necessary to restore any security deposit after application of same).

                 (j) Rent for services or facilities available to tenant at locations other than the demised premises covered by the lease.

         4. Cancellations: No leasing commission shall be deemed earned or payable on the cancelable portion of a lease term. A commission shall be payable only on the noncancellable portion of the lease term, and such term shall apply for the purposes of calculating the commission earned and payable.

                 In the event the lease is not canceled, then an additional leasing commission shall be due for the remaining lease term calculated as if such remaining term were a renewal period (subject, however, to the terms and provisions of paragraphs B1 and B2 above).

         5. No additional Payments: The compensation to Broker provided herein includes all costs, taxes, fees and charges, and no additional payments shall be made by Owner to Broker in connection therewith.

                                   EXHIBIT D
                               LEASING PARAMETERS

To Be Determined

                                   EXHIBIT E
                             SAMPLE LEASE DOCUMENT

To be attached.